Exhibit 99.1

            Heritage Bankshares, Inc. Announces 18% Growth in Assets
                and 7% Increase in Earnings for the First Quarter

    NORFOLK, Va., April 26 /PRNewswire-FirstCall/ -- Heritage Bankshares, Inc. (OTC Bulletin Board: HBKS) today reported first quarter earnings of $438 thousand, or $0.50 per share (diluted), up from $411 thousand, or $0.49 per share, a year ago.

    Net interest income was up 13.7 percent over last year's results, reaching $1.36 million. Non interest income for the first quarter was $196 thousand compared to $351 thousand last year. This change reflects the rising interest rate environment that has caused a decrease in mortgage banking revenue.
    The Company did not make any additions to the allowance for loan losses in the first quarter due to strong credit quality, low delinquency and non-accrual levels. The allowance was 1.12 percent of loans at March 31, 2004 compared to a year ago when the allowance for credit losses was 1.34 percent of loans.

    Assets at quarter end reached $147.95 million, representing an 18 percent increase over the $125.40 million reported last year. Net loans, the largest component of assets, grew by $20.05 million to $104.88 million, representing a 24 percent increase over first quarter 2003 results. Both interest bearing and non-interest bearing deposits grew by over 20 percent, reaching $128.69 million, a 20.71 percent increase over the $106.61 million reported in 2003. Equity capital of $14.05 million was 9.50 percent of total assets.

    During the first quarter nonqualified stock options were exercised which will reduce the Bank's overall tax rate for the 2004 year. The income tax rate for the first quarter was 19.11 percent and the Company anticipates a lower than normal tax rate for the remainder of 2004.

    Heritage Bankshares, Inc. is a minority stockholder in Old Dominion Trust. During the quarter the Board of Directors of Old Dominion Trust voted to sell the Company to AMG Guaranty Trust. Although this sale resulted in a one time loss of $29 thousand for Heritage Bankshares, Inc., we believe this change will result in expanded products and greater expertise that should lead to growth and profitability in the future. The Company's earnings would have increased 12.51% over the first quarter of 2003 if the loss on the sale had not been recognized.

    Heritage Bankshares, Inc. is the parent company of Heritage Bank & Trust (heritagenorfolk.com). The Bank has four full-service branches in the city of Norfolk and one branch in the city of Chesapeake. The Bank offers 24 hour banking services at all of the Norfolk locations. Heritage provides a full range of financial services including mortgage loans, insurance, and annuities.

    Safe Harbor Statement

    This press release and certain information provided periodically in writing by the Company contains certain "forward-looking statements" as defined in the federal securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include statements regarding intent, belief or current expectation of the Company, its directors and officers with respect to, among other things: the current and long-term value of the Company, and the company's future performance. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statement.


     Heritage Bankshares, Inc.
     Consolidated Statement of Financial Condition

                                                (Unaudited)
                                                 March 31,         March 31,
                                                   2004              2003
    ASSETS
    Cash and due from banks                     $6,230,224        $6,839,609
    Federal funds sold                          11,513,971        10,620,965
    Securities available for sale               18,091,447        15,696,985
    Securities held to maturity                  1,802,248         1,708,876
    Loans, net of unearned income              104,884,937        84,835,067
    Loans held for sale                            878,919         1,093,325
    Accrued interest receivable                    595,679           585,569
    Premises and equipment                       2,268,450         2,365,777
    Other assets                                 1,688,453         1,658,244
                                               147,954,328       125,404,417
    LIABILITIES
    Non-interest bearing deposits               26,063,337        21,560,010
    Interest bearing deposits                  102,624,309        85,052,299
                                               128,687,646       106,612,309
    Short-term borrowings                           51,775            60,051
    Securities sold under agreements to
     repurchase                                  4,294,731         5,572,220
    Accrued interest payable                       202,627           237,255
    Other liabilities                              662,739           777,677
                                               133,899,518       113,259,511

    STOCKHOLDERS' EQUITY
    Common stock, $5.00 par value-
     authorized 3,000,000 shares, issued
     and outstanding 836,500 shares              4,182,500         3,930,125
    Additional paid-in capital                     (85,492)         (298,911)
    Retained earnings                            9,745,283         8,284,710
    Unrealized gains on investment
     securities                                    212,519           228,982
                                                14,054,810        12,144,906

                                              $147,954,328      $125,404,417



     Heritage Bankshares, Inc
     Unaudited Consolidated Statement of Operations

                                                Three months ended March 31,
                                                  2004               2003

       Interest and fees on loans              $1,697,632         $1,559,968
       Interest on investment securities          164,450            182,207
       Interest on federal funds sold              20,092             34,344
             Total interest income              1,882,174          1,776,519

    Interest expense:
       Interest on deposits                       517,247            573,237
       Interest on short-term borrowings            9,103             10,900
             Total interest expense               526,350            584,137

             Net interest income                1,355,824          1,192,382

    Provision for loan losses                         -               10,000

    Net interest income after provision
     for loan losses                            1,355,824          1,182,382

    Noninterest income:
       Services charges                            70,476             72,533
       Mortgage banking fees                       89,108            158,198
       Other income                                36,393            119,868
                                                  195,977            350,599

    Noninterest expense:
       Salaries and employee benefits             519,081            504,447
       All other                                  259,891            235,808
       Automated services                         106,564             88,204
       Depreciation                                37,238             36,983
       Occupancy                                   48,506             48,767
       Taxes and licenses                          38,936             32,623
                                                1,010,216            946,832

    Income before income taxes                    541,585            586,148

    Income tax expense                            103,500            175,601

    Net income                                   $438,085           $410,547

    Earnings per common share - basic               $0.52              $0.52

    Earnings per common share -
     assuming dilution                              $0.50              $0.49


SOURCE  Heritage Bankshares, Inc.
    -0-                             04/26/2004
    /CONTACT: Robert J. Keogh, President & CEO of Heritage Bankshares, Inc., +1-757-523-2651/
    /Web site:  http://www.heritagenorfolk.com/
    (HBKS)

CO:  Heritage Bankshares, Inc.; Heritage Bank & Trust
ST:  Virginia
IN:  FIN OTC
SU:  ERN